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                                                                   EXHIBIT 10.13

                           THE ADVISORY BOARD COMPANY
                  2001 STOCK-BASED INCENTIVE COMPENSATION PLAN

1.      PURPOSE

        The purpose of The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan (the "Plan") is to provide Participants with an increased economic and proprietary interest in the Company in order to encourage those Participants to contribute to the success and progress of the Company. The Plan provides for the grant of Options which shall qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the grant of Options which shall not qualify as incentive stock options pursuant to Section 422 of the Code.

2.      DEFINITIONS

        (a) "Administrator" means the Administrator of the Plan in accordance with Section 11.

        (b) "Board of Directors" means the Board of Directors of the Company.

        (c) "Common Stock" means the Company's Class B Non-Voting Common Stock, par value $.01, subject to adjustment as provided in Section 8.

        (d) "Company" means The Advisory Board Company, a Maryland corporation.

        (e) "ISOs" shall mean Options which qualify as incentive stock options within the meaning of Section 422 of the Code.

        (f) "Options" shall mean stock options granted pursuant to the Plan.

        (g) "Participants" shall mean those individuals described in Section 3 to whom Options have been granted from time to time by the Administrator and any authorized transferee of such individuals.

        (h) "Plan" means The Advisory Board Company 2001 Stock-Based Incentive Compensation Plan.

        (i) "Retirement" shall have the meaning specified by the Administrator in the terms of an option grant or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual's Retirement shall be conclusive on all parties.

        (j) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at





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        least 50 percent or more of the total combined  voting power of all classes of stock in one of the other corporations in the chain.

        (k) "Total and Permanent Disablement" shall have the meaning specified by the Administrator in the terms of an option grant or, in the absence of any such term or in the case of an Option intending to qualify as an ISO, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual's Total and Permanent Disablement shall be conclusive on all parties.

3.      PARTICIPANTS

        Options may only be granted to officers, independent contractors, employees and prospective employees of the Company and its Subsidiaries as selected by the Administrator, except that Options intending to qualify as ISOs may only be granted to employees of the Company and its Subsidiaries as selected by the Administrator. For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board of Directors. Options may not be granted to directors of the Company or its Subsidiaries unless such directors otherwise qualify for participation in the Plan.

4.      EFFECTIVE DATE AND TERMINATION OF PLAN

        This Plan was adopted by the Board of Directors and approved by the stockholders of the Company on June 1, 2001 (the "Effective Date"). The Plan shall remain available for the grant of Options until the tenth anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Options theretofore granted and then in effect.

5.      SHARES SUBJECT TO THE PLAN AND TO OPTIONS

        The aggregate number of shares of Common Stock issuable pursuant to all Options granted under the Plan will not exceed 3,500,000 shares of the Company's Common Stock, or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 8. Notwithstanding the foregoing, in the event that shares of Common Stock subject to the Company's 1997 Stock-Based Incentive Compensation Plan, as amended and restated on October 31, 1997 (the "Incentive Plan"), are canceled, expire or terminate or that otherwise are available for issuance but for any other reason are not issued under the Incentive Plan, then the number of shares of Common Stock authorized for issuance under the Plan shall be increased accordingly. Such shares may be authorized and unissued shares of the Company's Common Stock. The aggregate number of shares of Common Stock issued pursuant to the Plan at any time shall equal only the number of shares of Common Stock issued upon





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        the exercise of Options and not returned to the Company upon the cancellation, expiration or forfeiture of an award or delivered (either actually or by attestation) in payment or satisfaction of the purchase price or tax obligation with respect to an Option. All shares of Common Stock available for issuance under the Plan may be subject to Options which intend to qualify as ISOs.

6.      GRANT, TERMS AND CONDITIONS OF OPTIONS

        Options may be granted at any time and from time to time prior to the termination of the Plan, to Participants selected by the Administrator. The aggregate number of shares of Common Stock subject to Options granted pursuant to the Plan during any calendar year to any one Participant shall not exceed 200,000 shares. No Participant shall have any rights as a stockholder with respect to any shares of stock subject to Option hereunder until said shares have been issued. Each Option shall be evidenced by a written stock option agreement and/or such other written arrangements as may be approved from time to time by the Administrator. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the following terms and conditions:

        (a) Price: The purchase price under each Option shall be established by the Administrator. In no event will the purchase price be less than the fair market value of the Common Stock on the date of grant unless such Options are granted in substitution of options granted by a new employee's previous employer or the Participant pays or foregoes compensation in the amount of any discount. Notwithstanding the foregoing, in the case of the grant of an Option intending to qualify as an ISO, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the Code and any successor provision), the purchase price of such Option must be no less than 110 percent of the fair market value of the Common Stock on the date of grant.

                The purchase price of any Option may be paid in cash or any alternative means acceptable to the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option and the acceptance of a promissory note secured by the number of shares of Common Stock then issuable upon exercise of the Options.

        (b) Duration and Exercise or Termination of Option: The date on which Options become exercisable shall be determined at the sole discretion of the Administrator. Unless the Administrator provides otherwise, or if the Option is intending to qualify as an ISO, each Option granted must expire within a period of not more than ten (10) years from the date of grant. Notwithstanding the foregoing, in the case of the grant of an Option intending to qualify as an ISO, if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company or its Subsidiaries (after applying the ownership attribution rules set forth under Section 422(d) of the





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                Code and any successor provision), the Option must expire
                within a period of not more than five (5) years from the date of grant.

        (c) Suspension or Termination of Option: Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered) the Chief Executive Officer or any other person designated by the Administrator (each such person, an "Authorized Officer") reasonably believes that a Participant has committed an act of misconduct as described in this Section, the Authorized Officer may suspend the Participant's rights to exercise any Option pending a determination of whether an act of misconduct has been committed.

                Except as otherwise provided by the Administrator, if the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or its Subsidiaries, breach of fiduciary duty or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or its Subsidiaries, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company or Subsidiary customer to breach a contract with the Company or its Subsidiaries, or induces any principal for whom the Company or its Subsidiaries acts as agent to terminate such agency relationship, neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option whatsoever. In making such determination, the Administrator or an Authorized Officer shall act fairly and shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or the Board of Directors. For any Participant who is an "executive officer" for purposes of Section 16 of the Securities Exchange Act of 1934, the determination of the Authorized Officer shall be subject to the approval of the Administrator.

        (d) Termination of Employment: Subject to Section 6(b), unless the Administrator specifies otherwise, upon the termination of the Participant's employment, his or her rights to exercise an Option then held shall be only as follows:

                (1) Death. Upon the death of a Participant while in the employ of the Company or its Subsidiaries, all of the Participant's Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months next succeeding the date of death. Any and all Options that are unexercised during the twelve (12) months next succeeding the date of death shall terminate as of the end of such twelve
                        (12) month period.

                        If a Participant should die within thirty (30) days of his or her termination of employment with the Company or its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such Option was exercisable as




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                        of the date of such termination. Any and all Options
                        that are unexercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period. A Participant's estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

                (2) Total and Permanent Disablement. Upon termination as a result of the Total and Permanent Disablement of any Participant, all of the Participant's Options then held shall be exercisable for a period of twelve (12) months after termination. Any and all Options that are unexercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period.

                (3) Retirement. Upon Retirement of a Participant, the Participant's Options then held shall be exercisable for a period of twelve (12) months after Retirement, except in the case of Options intending to qualify as ISOs, such Options shall be exercisable for a period of three
                        (3) months after Retirement. The number of shares with respect to which the Options shall be exercisable shall equal the total number of shares which were exercisable under the Participant's Option on the date of his or her Retirement. Any and all Options that are unexercised during the twelve (12) months or three (3) months (as appropriate) succeeding the date of termination shall terminate as of the end of such twelve (12) or three (3) month period.

                (4) Other Reasons. Upon the date of a termination of a Participant's employment for any reason other than those stated above in Sections 6(d)(1), (d)(2) and (d)(3) or as described in Section 6(c) above, (A) any Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (B) any Option that is exercisable as of such termination date shall expire the earlier of (i) ninety
                        (90) days following such date or (ii) the expiration date of such Option.

        (e) Transferability of Option: Unless the Administrator specifies otherwise, each Option shall be nontransferable by the Participant other than by will or the laws of descent and distribution and shall only be exercisable by the Participant during his or her lifetime.

        (f) Cancellation: The Administrator may, at any time prior to exercise and subject to consent of the Participant, cancel any Options previously granted and may or may not substitute in their place Options at a different price and different type under different terms or in different amounts.

        (g)     Conditions and Restrictions Upon Securities Subject to Options:
                The Administrator may provide that the shares of Common Stock issued upon exercise





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                of an Option shall be subject to such further conditions or agreements as the Administrator in its sole discretion may specify prior to the exercise of such Option, including without limitation, conditions on manner of sale, vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise (including the actual or constructive surrender of Common Stock already owned by the Participant).

        (h) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Administrator shall deem appropriate. No Option, however, nor anything contained in the Plan shall confer upon any Participant any right to continue in the Company's or its Subsidiaries' employ or service nor limit in any way the Company's or its Subsidiaries' right to terminate his or her employment at any time. In the case of Options intending to qualify as ISOs, Section 422 of the Code provides that Options shall not be treated as ISOs if and to the extent that the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its subsidiaries) exceeds $100,000, taking Options into account in the order in which they were granted.

7.      LOANS

        The Company may make loans, at the request of the Participant and in the sole discretion of the Administrator, for the purpose of enabling the Participant to exercise Options granted under the Plan and to pay the tax liability resulting from an Option exercised under the Plan. The Administrator shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares received upon exercise of such Option.

8.      ADJUSTMENT OF AND CHANGES IN THE STOCK

        In the event that the number of shares of Common Stock of the Company shall be increased or decreased through reorganization, reclassification, combination of shares, stock splits, reverse stock splits, spin-offs, or the payment of a stock dividend, (other than regular, quarterly cash dividends) or otherwise, then each share of Common Stock of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Option under the Plan, may be proportionately adjusted to reflect such increase or decrease, unless the terms of the transaction provide otherwise. Outstanding Options may also be amended as to price and other terms if necessary to reflect the foregoing events.

        In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In






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        addition, in the event of such change described in this paragraph, the
        Administrator may accelerate the time or times at which any Option may be exercised and may provide for cancellation of such accelerated Options which are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan, particularly Options intending to qualify as ISOs, shall comply with the requirements, provisions and restrictions of the Code.

        No right to purchase fractional shares shall result from any adjustment in Options pursuant to this Section 8. In case of any such adjustment, the shares subject to the Option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

9.      LISTING OR QUALIFICATION OF STOCK

        In the event that the Board of Directors or the Administrator determines in its sole discretion that the listing or qualification of the Plan shares on any securities exchange or quotation or trading system or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained.

10.     WITHHOLDING

        To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Administrator may permit these obligations to be satisfied by having the Company withhold a portion of the shares of stock that otherwise would be issued to him or her upon exercise of the Option, or to the extent permitted, by tendering shares previously acquired, provided that such will not result in an accounting charge to the Company or its Subsidiaries.

11.     ADMINISTRATION AND AMENDMENT OF THE PLAN

        The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are Participants (as defined in Section 3 hereof) and to which of such Participants, if any, an Option shall be granted hereunder and the timing of any such Option grants; (c) to determine the number






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        of shares of Common Stock subject to an Option and the exercise or purchase price of such shares; (d) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to an Option; (e) to waive conditions to and/or accelerate exercisability of an Option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its sole discretion; (f) to prescribe and amend the terms of Option grants made under this Plan (which need not be identical); (g) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (h) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company or its Subsidiaries.

        All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Option granted hereunder, shall be final and binding on all Participants and optionholders. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

        The Administrator may, from time to time, delegate some of its responsibilities with respect to the administration of the Plan to such persons as it may designate in its sole discretion but may not delegate authority to grant options to a person who is not a member of the Board of Directors.

12.     AMENDMENT OF THE PLAN OR OPTIONS

        The Board of Directors may amend, alter or discontinue the Plan or any agreement or other document evidencing Options granted hereunder but, except as provided pursuant to the provisions of Section 8, no such amendment shall, without the approval of the stockholders of the
        Company:

        (a) materially increase the maximum number of shares of Common Stock for which Options may be granted under this Plan;

        (b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

        (c)     reduce the exercise price of outstanding Options; or

        (d)     extend the term of this Plan.

        The Board of Directors may amend, alter or discontinue the Plan and the Administrator may amend or alter any Option granted under the Plan, but no amendment or alteration shall be made which would impair the rights of the holder of any Option, without such holder's consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change in control (as defined, if applicable, in the agreement evidencing such Option) that such amendment or





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        alteration either is required or advisable in order for the Company, the
        Plan or the Option to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

13.     TIME OF GRANTING OPTIONS

        The effective date of such Option shall be the date on which the grant was made by the Administrator. Within a reasonable time thereafter, the Company will deliver the Option to the Participant.

14.     NO LIABILITY OF COMPANY

        The Company and any affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and
        (b) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Option granted hereunder.

15.     NON-EXCLUSIVITY OF PLAN

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

16.     GOVERNING LAW

        The Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the District of Columbia and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Options to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

17.     ARBITRATION OF DISPUTES

        In the event a Participant or other holder of an Option believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant or optionholder may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator's decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator's decision. Participants and optionholders explicitly waive any right to judicial review.






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        Notice of demand for arbitration shall be made in writing to the
        Administrator within thirty (30) days after the applicable decision by the Administrator. Any such arbitration shall be heard in the District of Columbia, before a panel consisting of one arbitrator. Except as the parties to the arbitration may otherwise agree, the arbitrator shall be appointed in the first instance by the appropriate official in the District of Columbia office of the American Arbitration Association or, in the event of his or her unavailability by reason of disqualification or otherwise, by the appropriate official in the New York City office of the American Arbitration Association. The arbitrator and shall be an individual who is an attorney licensed to practice law in the District of Columbia. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.






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